                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                  A.S.V., Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                 [A.S.V. LOGO]


                                  A.S.V., INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  MAY 31, 2002


      The Annual Meeting of Shareholders of A.S.V., Inc. will be held at the Myles Reif Performing Arts Center, 720 Conifer Drive, Grand Rapids, Minnesota on Friday, May 31, 2002 at 2:00 p.m., local time, for the following purposes:

      1. To elect eight directors to the Board of Directors.

      2. To ratify the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

      3. To take action upon any other business that may properly come before the meeting or any adjournment thereof.

      Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's 2001 Annual Report to Shareholders, which are being sent to you by order of the Board of Directors.

      Only shareholders of record shown on the books of the Company at the close of business on April 9, 2002 will be entitled to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

      Please join us for factory tours and product demonstrations (weather permitting) from 10 a.m. to 12 Noon on Friday, May 31. A map to our facility is located on the inside front cover of the proxy statement.

      You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please sign, date and return your Proxy in the return envelope provided as soon as possible. Your cooperation in promptly signing and returning the Proxy will help avoid further solicitation expense to the Company.


                                      By Order of the Board of Directors,


                                      /s/ Edgar E. Hetteen
                                      ------------------------------------------
                                      Edgar E. Hetteen
                                      Secretary


Dated:   April 30, 2002
         Grand Rapids, Minnesota

                                     [MAP]

                                  A.S.V., INC.
                                  840 LILY LANE
                          GRAND RAPIDS, MINNESOTA 55744


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 31, 2002


                                  INTRODUCTION

      This Proxy Statement is being furnished to the shareholders of A.S.V., Inc. ("ASV" or the "Company"), in connection with the solicitation by the Board of Directors of ASV of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, May 31, 2002 at 2:00 p.m., local time, and at any adjournment thereof, for the purposes set forth in the attached Notice of Annual Meeting. This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about April 30, 2002.

      The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by letter or telephone.

      Any shareholder giving a Proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written Proxy with an officer of the Company. Personal attendance at the Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the Annual Meeting.

      The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of ASV's Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies not revoked will be voted in accordance with the instructions specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specific instructions with respect to any proposal will, subject to the following, be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the slate of directors proposed by the Board of Directors as listed herein. If a shareholder abstains from voting as to any proposal, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such proposal, but shall not be deemed to have been voted in favor of such proposal. Abstentions as to any proposal, therefore, will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular proposal, then the shares covered by such non-vote proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum, but shall not be deemed to be present at the Annual Meeting for purposes of calculating the vote required for approval of such proposal.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      The Board of Directors of the Company has fixed April 9, 2002 as the record date (the "Record Date") for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date 10,179,819 shares of ASV's Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Holders of the Common Stock are not entitled to cumulative voting rights. Generally, the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on each matter is required for the election of each director nominee and the approval of each other matter to be acted upon. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum.

                 ELECT EIGHT DIRECTORS TO THE BOARD OF DIRECTORS
                                  (PROPOSAL #1)

      The Board of Directors has set the number of directors to be elected for the ensuing year at eight (8) and has nominated the eight current directors to stand for election at the Annual Meeting. The eight current directors of the Company are Gary D. Lemke, Edgar E. Hetteen, Jerome T. Miner, Leland T. Lynch, James H. Dahl, R. E. "Teddy" Turner, IV, Richard A. Benson, and Robert R. Macier (the "Nominees"). The Nominees have consented to stand for reelection.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

      In the absence of other instructions, the Proxies will be voted for each of the Nominees. If elected, each Nominee shall serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified. If any of the Nominees should be unable to serve as director by reason of death, incapacity or other unexpected occurrence, the Proxies solicited by Board of Directors shall be voted by the proxy representatives for such substitute nominee(s) as is recommended by the Board of Directors, or, in the absence of such recommendation, for such fewer number of directors as remain willing and able to serve.

      The following provides certain information with respect to the Company's director nominees and executive officers.

      GARY D. LEMKE, 61, has been President of A.S.V., Inc. since he co-founded the Company in 1983 and Chairman since September 2000. Mr. Lemke has been a director of the Company since 1983.

      EDGAR E. HETTEEN, 81, has been Vice President and Secretary of A.S.V., Inc. since he co-founded the Company in 1983. Mr. Hetteen has been a director of the Company since 1983.

      JEROME T. MINER, 66, has been Vice Chairman of A.S.V., Inc. since 1995 and the President of Jerry Miner Realty, Inc., an owner and operator of various retail stores in Grand Rapids, Minnesota, since 1984. Mr. Miner has been a director of the Company since 1991.

      LELAND T. LYNCH, 65, has been Managing Partner, Chairman and Chief Executive Officer of the advertising firm of Carmichael Lynch Inc. in Minneapolis, Minnesota since 1962. Mr. Lynch has been a director of the Company since 1995. Mr. Lynch is a director of Archivers Inc. and a partner in the Historical Theatre Group.

      JAMES H. DAHL, 48, has been the President of James Dahl & Company, a private investment company, since 1989 and the Managing General Partner of Rock Creek Partners, Ltd., a private investment partnership in Jacksonville, Florida, since 1993. Mr. Dahl has been a director of the Company since 1996.

      R. E. "TEDDY" TURNER IV, 38, has been the owner of Charleston Boatworks, Inc., a yacht repair facility that specializes in high-tech composite racing sailboats, located in Charleston, South Carolina, since 2000. From 1998 to 2000, Mr. Turner was the Chairman of the Board of MyTurn.com, Inc., a computer hardware and software company. From 1996 to 1998, Mr. Turner was the President of Turner Telecommunications Inc., an advanced video technology company. Mr. Turner is a member of the Board of Trustees of St. Mary's College of Maryland and a trustee of the Turner Foundation. Mr. Turner has been a director of the Company since 1997.

      RICHARD A. BENSON, 59, has been Vice President of Caterpillar Inc., Diversified Products Division since 1992 and President of Caterpillar's Global Mining Division since 2000. Mr. Benson is a director of Cat Elphinstone, Morrison Products, Mitsibushi Caterpillar and the Illinois Agricultural Leadership Foundation. Mr. Benson has been a director of the Company since January 1999.

      ROBERT R. MACIER, 53, has been a Vice President of Caterpillar Inc. since 1998 and has held various management positions at Caterpillar since 1981. Mr. Macier is a member of the Board of Trustees of Lewis University and a director of Cater Machinery. Mr. Macier has been a director of the Company since January 2001.

      THOMAS R. KARGES, 41, has been the Company's Chief Financial Officer since October 1994.

      Messrs. Benson and Macier were appointed to the Board of Directors pursuant to the terms of the Securities Purchase Agreement dated October 14, 1998 between Caterpillar Inc. and the Company.

LEGAL PROCEEDINGS

      R. E. "Teddy" Turner IV was the Chairman of the Board of MyTurn.com, Inc., a computer hardware and software company, from 1998 to 2000 and a director of MyTurn.com, Inc. through October 2000. On March 2, 2001, MyTurn.com, Inc. filed a voluntary petition for relief under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California.

BOARD MEETINGS AND COMMITTEES

      During fiscal 2001, the Board of Directors met five times. In addition to meetings of the full Board, directors also attended various Board committee meetings. All directors attended 80% or more of the total number of meetings of the Board of Directors and Committees of which they were members.

      Directors and Committee members frequently take formal action by written consent, in accordance with Minnesota law, rather than hold formal Board and Committee meetings.

      The Company's Board of Directors has two standing committees, an Audit Committee and a Compensation and Stock Option Committee. The Company does not have a nominating committee for Board of Director nominees.

      The Audit Committee is comprised of three independent directors and operates under a written charter. The Audit Committee's role is one of oversight and it meets with the Company's management and the Company's independent public accountants to review the scope and results of the audit along with the Company's accounting and financial reporting practices. The Audit committee met one time in 2001.

      The Compensation and Stock Option Committee is comprised of independent non-employee directors and provides recommendations concerning salaries and incentive compensation for officers and employees of the Company. The Compensation and Stock Option Committee met one time in 2001.

COMPENSATION OF DIRECTORS

      The Company does not pay its directors a fee for attendance at Board of Director or Committee meetings. Each non-employee director is eligible for stock option grants under the 1998 Non-Employee Director Stock Option Plan (the "Director Plan"), including an option to purchase 2,250 shares of Common Stock upon initial election to the Board and an option to purchase 3,000 shares of Common Stock on the first business day of each calendar year thereafter, provided such person is a director of the Company at the time of grant of the option. In addition, the Company reimburses directors for expenses incurred in connection with attendance at Board meetings.

      Options to purchase 3,000 shares of the Company's Common Stock at $8.375 per share were granted on January 2, 2001 to Messrs. Miner, Lynch, Dahl and Turner.

      Mr. Benson was eligible to receive options to purchase 3,000 shares of the Company's Common Stock at $8.375 per share in January 2001. Mr. Macier was eligible to receive an option to purchase 2,250 shares of the Company's Common Stock at $9.69 per share upon his election as a director in January 2001. However, Messrs. Benson and Macier declined the options due to their employment by Caterpillar Inc.

      Directors who are also employees of the Company do not receive any additional compensation for serving on the Board of Directors, but may receive stock options as part of their compensation as officers of the Company.

EMPLOYMENT AGREEMENT

      The Company and Thomas R. Karges are parties to an employment agreement dated October 17, 1994, which provides for the payment of base salary and annual bonus and other compensation to Mr. Karges as determined by the Compensation Committee of the Board of Directors and for other fringe benefits. The agreement may be terminated upon 60 days written notice by either party.

                             AUDIT COMMITTEE REPORT

      The Company's Audit Committee is comprised of three independent non-employee directors. The Audit Committee's primary function is one of oversight of the Company's management and independent auditors in regards to the Company's internal controls, accounting and financial reporting practices.

      In carrying out its duties, the Audit Committee performed the following:

              Reviewed and discussed the Company's audited financial statements for the year ended December 31, 2001 with the Company's management and independent auditors.

              Discussed with the Company's independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 regarding communication with audit committees.

              Received written disclosures from the Company's independent auditors required by Independence Standards Board Statement No. 1 (Independent Discussions with Audit Committees) and discussed with the Company's independent auditors their independence.

      Based on the review and discussions with management and the Company's independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report of Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

      SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

   R. E. "Teddy" Turner, IV - Chair       Jerome T. Miner      James H. Dahl

AUDIT FEES

      The Company incurred fees to Grant Thornton, LLP totaling $80,295 for the annual audit for the year ended December 31, 2001 and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the year ended December 31, 2001. The above amount includes out-of-pocket expenses incurred by Grant Thornton, LLP in connection with provision of such services.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      Grant Thornton, LLP did not render any professional services to the Company in the year ended December 31, 2001 with respect to financial systems design and implementation.

ALL OTHER FEES

      The Company incurred fees in 2001to Grant Thornton, LLP totaling $4,450 for services provided in connection with management consultation, tax compliance and tax consultation.

      The Audit Committee has considered whether the provision of non-audit services provided by Grant Thornton LLP during the last fiscal year, fees for which are disclosed above, is compatible with maintaining Grant Thornton LLP's independence and has concluded that it is.

       RATIFY THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                  (PROPOSAL #2)

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS RATIFY THE APPOINTMENT OF GRANT THORNTON LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002. Unless otherwise instructed, the Proxies will be so voted. Grant Thornton LLP has been the Company's independent auditor since 1994. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from the Company's shareholders.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

      The Company's Compensation and Stock Option Committee (the "Compensation Committee") is responsible for establishing compensation policies for all executive officers of the Company, including the Company's President. The Compensation Committee is composed entirely of independent non-employee directors. The present members of the Committee are listed at the end of this report.

      The objectives of the Company's executive compensation program are:

         1. to attract, retain and motivate superior talent and reward individual performance;

         2.   to support the achievement of the Company's strategic goals; and

         3. through stock based compensation, align the executive officers' interests with those of the shareholders of the Company.

      The following report addresses the Company's executive compensation policies and discusses factors considered by the Compensation Committee in determining the compensation of the Company's President and other executive officers for the year ended December 31, 2001.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

      The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long term performance goals, reward the achievement of corporate goals, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Company's executive officers are paid base salaries that are subject to annual cost-of-living increases, along with periodic adjustments to recognize favorable corporate and individual performance and also to make such salaries competitive with other similar sized companies in the manufacturing industry. The Company's executive officers are also given the opportunity to participate in certain other broad-based employee benefit plans. The Company's use of stock option grants as a key component of its executive compensation plans reflects the Compensation Committee's position that stock ownership by management and stock based compensation arrangements are beneficial in aligning management's and shareholders' interests to enhance shareholder value. The Compensation Committee believes that a greater reliance on stock-based incentives is appropriate for the Company's current stage of development.

INCENTIVE COMPENSATION

      For fiscal year 2002, the Company has no formalized incentive compensation plan for executive officers or management employees. No formalized incentive compensation plan existed for executive officers or management employees for fiscal 2001.

STOCK OPTIONS

      Stock options awarded under the Company's 1994 Long-Term Incentive and Stock Option Plan and 1996 Incentive and Stock Option Plan are intended as incentive compensation and have historically been granted to officers and other key employees to attract, retain and motivate the talent necessary for the Company to achieve its objectives. The Company's policy is to grant stock options annually in connection with a review of each individual's performance of their job functions and their current stock option holdings, at which point the Compensation Committee may or may not grant additional options at its discretion. The Company also grants stock options to newly hired employees as part of their overall compensation package.

      The 1996 Incentive and Stock Option Plan provides for the granting of options to those employees who are not subject to Section 16(b) of the Securities Exchange Act of 1934 without the approval of the Compensation Committee. In 2001, stock option grants totaling 106,000 shares were granted to 99 employees in this manner.

      Stock option grants totaling 128,500 shares (which includes the 106,000 shares discussed above) were approved by the Compensation Committee in January 2001 to be granted to full-time employees in February and March 2001. Included in this figure is a stock option grant for 7,500 shares granted to one executive officer other than the President on February 1, 2001.

PRESIDENT'S COMPENSATION

      Gary D. Lemke serves as the Company's President, Chief Executive Officer and Chairman of the Board of Directors. Compensation for Mr. Lemke during 2001, as reflected in the Summary Compensation Table set forth herein, consisted of base compensation only. Mr. Lemke's base compensation for 2001 was unchanged from his base compensation for 2000. Mr. Lemke was granted an option to purchase 15,000 shares of the Company's Common Stock at $12.25 per share in February 2001.

      At this time the Committee has no formal written plan for Presidential compensation separate and apart from the Company's general compensation philosophy. Until a plan specific to the President is developed, Presidential compensation will be based on corporate and individual performance, consistent with guidelines applicable to all key employees.

  SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

      R. E. "Teddy" Turner, IV - Chair                     Jerome T. Miner

                           SUMMARY COMPENSATION TABLE

      The following table sets forth the total remuneration paid during the Company's last three fiscal years to the Company's President and Chief Executive Officer and all other executive officer of the Company who earned total annual salary and bonus in fiscal 2001 in excess of $100,000.

                                                                        ANNUAL                   LONG-TERM
                                                                     COMPENSATION              COMPENSATION
                                                                     ------------              ------------
                                                   FISCAL                                  NUMBER OF SECURITIES
      NAME                                          YEAR        SALARY           BONUS      UNDERLYING OPTIONS
      ----                                          ----        ------           -----      ------------------
      Gary D. Lemke..............................   2001      $ 165,000         $  ---             15,000
                                                    2000        165,000            ---             15,000
                                                    1999        150,000            ---                ---

      Thomas R. Karges...........................   2001      $ 105,000         $  ---              7,500
                                                    2000         99,000            ---             10,000
                                                    1999         90,000            ---                ---

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning grants of options to purchase Common Stock made during fiscal 2001 to the executive officers named in the Summary Compensation Table above.

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                 NUMBER OF      PERCENT OF TOTAL                               ANNUAL RATES OF STOCK
                                SECURITIES      OPTIONS GRANTED    EXERCISE                    PRICE APPRECIATION FOR
                                 UNDERLYING     TO EMPLOYEES IN      PRICE     EXPIRATION        OPTION TERM ($) (2)
     NAME                       OPTIONS (1)       FISCAL YEAR      PER SHARE      DATE          5%              10%
     ----                       ------------      -----------      ---------      ----         ----           ------
     Gary D. Lemke.............    15,000            10.5%         $ 12.25     Feb 1, 2008   $ 74,805        $ 179,038
     Thomas R. Karges..........     7,500             5.2%         $ 12.25     Feb 1, 2008     37,402           87,163

(1) Twenty-five percent of the option becomes exercisable on each annual anniversary date of the option beginning February 1, 2002.

(2) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and is not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table summarizes information related to options exercised during fiscal 2001 and the number and value of options held at the end of fiscal 2001 by the executive officers named in the Summary Compensation Table above.

                                                                NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                                                                     OPTIONS AT                 IN-THE-MONEY OPTIONS
                                  SHARES                          DECEMBER 31, 2001           AT DECEMBER 31, 2001 (2)
                                ACQUIRED ON      VALUE            -----------------           ------------------------
      NAME                     EXERCISE (#)   REALIZED (1)   EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
      ----                     ------------   -------------  -----------  -------------     -----------  -------------
      Gary D. Lemke...........     ---          $  ---         615,000       26,250          $ 94,925       $  ---
      Thomas R. Karges........    1,000           7,800        111,750       15,000          $ 68,391       $  ---

(1) Market value of underlying securities on date of exercise minus the exercise price.

(2) Market value of underlying securities at fiscal year end minus the exercise price.

                          COMPARATIVE STOCK PERFORMANCE

      The graph below compares the cumulative total shareholder return on the Company's Common Stock for the five fiscal years ended December 31, 2001 with the cumulative total return on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Total Return Index for Nasdaq Non-Financial Stocks over the same period (assuming the investment of $100 in each on December 31, 1996 and the reinvestment of all dividends).
                                     [GRAPH]

       -----------------------------------------------------------------------------------------------------------------
                                                    12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
       -----------------------------------------------------------------------------------------------------------------
       A.S.V., Inc.                                  $100.00     $156.05     $144.28     $109.98      $64.57     $94.12
       -----------------------------------------------------------------------------------------------------------------
       NASDAQ - U.S. Companies                        100.00      122.48      172.70      320.87      193.00     153.18
       -----------------------------------------------------------------------------------------------------------------
       NASDAQ - Non-Financial Companies               100.00      117.05      171.82      336.81      196.32     150.04
       -----------------------------------------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 1, 2002 by: (i) each director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group and (iv) each person or entity known by the Company to own beneficially more than five percent of the Company's Common Stock.

                                                          IN-THE-MONEY      OUT-OF-THE-MONEY       TOTAL
                                            COMMON        OPTION SHARES      OPTION/WARRANT       SHARES        PERCENT OF
                                            SHARES         EXERCISABLE     SHARES EXERCISABLE  BENEFICIALLY     OUTSTANDING
      NAME                                   OWNED       WITHIN 60 DAYS      WITHIN 60 DAYS      OWNED (1)        SHARES
      ----                                   -----       --------------      --------------      ---------        ------
      Caterpillar Inc. (2)..........      1,600,000              ---            9,767,127        11,367,127        57.0%
      James H. Dahl (3).............        926,225 (4)           750              18,250           945,225         9.3
      Gary D. Lemke (5).............        275,558 (6)        11,250             611,250           898,058         8.3
      Jerome T. Miner...............        356,350               750              18,250           375,350         3.7
      Edgar E. Hetteen..............        178,765 (7)          ---               55,687           234,452         2.3
      Thomas R. Karges..............         32,878 (8)         8,000             108,125           149,003         1.4
      Leland T. Lynch...............         85,150 (9)           750              18,250           104,150         1.0
      R. E. "Teddy" Turner, IV......            750               750              18,250            19,750          *
      Richard A. Benson.............            ---              ---                  ---               ---          *
      Robert R. Macier..............            ---              ---                  ---               ---          *
      All executive officers and
        directors as a group (9 persons)  1,855,676 (10)       22,250             848,062         2,725,988        24.7%

*    Less than 1%.
(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of April 9, 2002 are deemed outstanding for computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) The address of Caterpillar Inc. is 100 Northeast Adams St., Peoria, IL 61629-2495.
(3) The business address of Mr. Dahl is 1200 Riverplace Boulevard, Suite 902, Jacksonville, FL 32207.
(4) Includes 313,330 shares held by Rock Creek Partners, Ltd., an investment partnership, of which Mr. Dahl is the Managing General Partner and 590,700 shares held by trusts established for the benefit of Mr. Dahl's minor children.
(5)  The business address of Mr. Lemke is 840 Lily Lane, Grand Rapids, MN 55744.
(6) Includes 143,209 shares held jointly with Mr. Lemke's wife, 61,363 shares held by Mr. Lemke's wife and 8,169 shares held in the Company's 401(k) Plan.
(7)  Includes 79,500 shares held by Mr. Hetteen's wife.
(8) Includes 3,900 shares held jointly with Mr. Karges' wife and 5,463 shares held in the Company's 401(k) Plan.
(9) Includes 10,000 shares held by Mr. Lynch's wife and 6,650 shares owned by a trust established for the benefit of Mr. Lynch's grandchildren.
(10) Includes 13,632 shares held in the Company's 401(k) Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In December 1996, the Company entered into a five-year consulting agreement with a private consulting firm, which is owned by Mr. Dahl's brother. James Dahl provides contract services to this consulting firm. In connection with the consulting agreement, the Company issued a warrant to the consulting firm for the purchase of 337,500 shares of the Company's Common Stock at $7.33 per share in exchange for monthly consulting services to be received over the term of the agreement. The warrant price was the approximate fair market value on the date the Company and the private consulting firm orally agreed to enter into the consulting agreement. The warrant became exercisable and transferable in December 1997. The warrant expires December 2006. Mr. Dahl disclaims any beneficial ownership in the shares that may be obtained upon exercise of the warrant by the consulting firm.

      The Company uses a public relations firm that is affiliated with Mr. Lynch. Total fees paid to the public relations firm in 2001 were approximately $202,000.

AFFILIATION WITH CATERPILLAR INC.

      On October 14, 1998, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with Caterpillar Inc. ("Caterpillar") pursuant to which Caterpillar acquired, for an aggregate purchase price of $18,000,000, one million newly-issued shares of the Company's Common Stock and a warrant (the "Warrant") to purchase an additional 10,267,127 newly-issued shares of the Company's Common Stock at an exercise price of $21.00 per share. The purchase of the Common Stock and the Warrant closed on January 29, 1999 (the "Closing Date"). The Purchase Agreement contains certain agreements regarding various matters including (i) the conduct of the Company's business following the Closing Date, (ii) Caterpillar's right to designate directors of the Company, (iii) Caterpillar's right of first offer with respect to future stock issuances by the Company and (iv) the issuance of additional warrants to Caterpillar in the event the Company issues additional shares of stock (except in certain limited circumstances). The Warrant is exercisable at any time from the Closing Date until the tenth anniversary of the Closing Date, except that it may expire with respect to a portion of the shares in the event the Company meets certain revenue levels and certain other conditions are met.

      In connection with entering into the Purchase Agreement, the Company and Caterpillar entered into a commercial alliance agreement (the "Commercial Alliance Agreement") on October 14, 1998, pursuant to which the Company and Caterpillar agreed to enter into a number of additional agreements contemporaneously with or following the closing of the transaction contemplated by the Purchase Agreement.

      On the Closing Date, the Company and Caterpillar entered into a Marketing Agreement which requires Caterpillar to provide the Company with access to its worldwide distribution network, in part, by promoting the sale of the Company's products to Caterpillar's dealers, and requires the Company to pay a commission to Caterpillar for sales of certain of the Company's products to Caterpillar dealers plus the cost of certain additional services that may be provided by Caterpillar under the agreement. Also on the Closing Date, the Company and Caterpillar entered into a Management Services Agreement pursuant to which Caterpillar agreed to make available to the Company, for a fee, general management support in connection with the day-to-day operation of its business, commercial development and marketing research services, financial planning services, such other administrative services as the Company and Caterpillar may agree, and manufacturing and engineering services. Unless otherwise agreed, the fee to be paid for these services is equal to Caterpillar's cost plus an administrative surcharge.

         The Commercial Alliance Agreement also provides that the Company and Caterpillar enter into several additional agreements relating to (i) services to be provided to the Company by Caterpillar, (ii) the supply of components to Caterpillar by the Company and to the Company by Caterpillar and (iii) the license of technology by the Company to Caterpillar. None of these agreements have been entered into, although Caterpillar has provided certain services and supplied certain parts to the Company without the formal agreements contemplated by the Commercial Alliance Agreement in place. The Company and Caterpillar do not currently anticipate pursuing events that would create the need to enter into any of these agreements.

         The parties also agreed to enter into a Joint Venture Agreement pursuant to which ASV and Caterpillar would establish a 50-50 joint venture company to design and develop a line of agricultural tractors utilizing key aspects of the parties' respective technology and know-how. Caterpillar and the Company had preliminary discussions regarding the Joint Venture, but since that time, Caterpillar has elected to change its strategy regarding production of agricultural tractors. Rather than producing complete tractors, Caterpillar has elected to provide components (i.e. engines, transmissions, etc.) to other manufactures for incorporation into their products. As such, ASV does not anticipate that it will be produce agricultural tractors under this Joint Venture Agreement with Caterpillar.

     In October 2000, the Company entered into a Securities Purchase Agreement pursuant to which Caterpillar purchased 500,000 newly issued shares of ASV Common Stock at $18 per share. The Company also amended its original warrant issued to Caterpillar, reducing the number of shares of ASV common stock available for purchase under the warrant by 500,000 shares.

      Also in October 2000, the Company and Caterpillar entered into an alliance agreement to jointly develop and manufacture a new product line of Caterpillar rubber track skid steer loaders called Multi-Terrain Loaders (MTLs). The product line, which is expected to include five new models, will feature Caterpillar's patented skid steer loader technology and ASV's patented Maximum Traction Support System(TM) rubber track undercarriage. The MTLs are being sold through the Caterpillar dealer network. During 2001, 18% of the Company's net sales were made to Caterpillar. At December 31, 2001, the accounts receivable balance from Caterpillar was approximately $1,600,000.

      The Company purchases parts used in its products from Caterpillar and also reimburses Caterpillar for the salary related costs of two Caterpillar employees that work on the Company's behalf. In addition, the Company utilizes Caterpillar's warranty processing system to handle warranty claims on its machines and reimburses Caterpillar for the warranty expense incurred by Caterpillar dealers. In connection with the MTL alliance agreement, the Company has agreed to reimburse Caterpillar for their research and development costs related to the MTLs as it pertains to the combination of the Caterpillar portion of the machines with the Company's undercarriages.

      During 2001, total parts purchases and salary and warranty reimbursements were approximately $6,877,000. Also, at December 31, 2001, accounts payable to Caterpillar were $909,000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors of the Company, and persons who beneficially own more than 10% of the Company's outstanding shares of Common Stock, to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such reports furnished to or obtained by the Company, the Company believes during the fiscal year ended December 31, 2001, all filing requirements applicable to its directors, officers or beneficial owners of more than 10% of the Company's outstanding shares of Common Stock were complied with.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

      In order to be eligible for inclusion in the Company's proxy solicitation materials for its next annual meeting of shareholders, any shareholder proposal to be considered at such meeting must be received at the Company's principal executive offices, P.O. Box 5160, Grand Rapids, Minnesota 55744, not later than January 1, 2003. Pursuant to the Company's Bylaws, in order for business to be properly brought before the next annual meeting by a shareholder, the shareholder must give written notice of such shareholder's intent to bring a matter before the annual meeting no later January 1, 2003. Each such notice should be sent to the Secretary, and must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws. Any such proposal will be subject to the requirements of the proxy rules adopted by the Securities Act of 1934.

      Management may use discretionary authority to vote against any shareholder proposal presented at the 2002 annual meeting if: (1) such proposal has been properly omitted from the Company's proxy materials under federal securities law; (2) notice of such proposal was not submitted to the Secretary of the Company at the address listed above by January 1, 2002; or (3) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of the Company's voting shares required to carry the proposal.
                               ADDITIONAL MATTERS

      The Board of Directors of the Company does not presently know of any matters to be presented for consideration at the Annual Meeting of Shareholders other than the matters described in the Notice of Annual Meeting of Shareholders mailed together with this Proxy Statement, but if other matters are presented it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                  ANNUAL REPORT

       A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2001, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

      The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, to any shareholder of the Company upon written request. Requests should be sent to Thomas R. Karges, Chief Financial Officer, A.S.V., Inc., P.O. Box 5160, Grand Rapids, Minnesota 55744.

Dated:   April 30, 2002
         Grand Rapids, Minnesota

                                  A.S.V., INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                              FRIDAY, MAY 31, 2002
                                    2:00 P.M.
                        MYLES REIF PERFORMING ARTS CENTER
                                720 CONIFER DRIVE
                             GRAND RAPIDS, MN 55744









                   A.S.V., INC.
[A.S.V. LOGO]
                   840 LILY LANE, GRAND RAPIDS, MN 55744                   PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 31, 2002.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Gary D. Lemke and Thomas R. Karges, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.













                      See reverse for voting instructions.

                         \/   PLEASE DETACH HERE    \/




----                                                                                                                            ----
|                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.                                   |
|                                                                                                                                  |
 1. ELECTION OF DIRECTORS:    01  Gary D. Lemke              02  Edgar E. Hetteen     [ ]  Vote FOR           [ ]  Vote WITHHELD
                              03  Jerome T. Miner            04  Leland T. Lynch           all nominees            for all nominees
                              05  R. E. "Teddy" Turner, IV   06  James H. Dahl             (except as marked)
                              07  Richard A. Benson          08  Robert R. Macier     --------------------------------------------
    (INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,          |                                          |
    WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)          --------------------------------------------


 2. RATIFY APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS                  [ ]  For      [ ]  Against      [ ]   Abstain
         FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

 3. OTHER MATTERS.  In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL
    Address Change?  Mark Box  [ ]  Indicate changes below:
                                                                                      Date
                                                                                          --------------------------------------

                                                                                      --------------------------------------------
                                                                                      |                                          |
                                                                                      --------------------------------------------

                                                                                     Signature(s) in Box
                                                                                     Please sign exactly as your name(s) appear on
                                                                                     Proxy. If held in joint tenancy, all person
                                                                                     must sign. Trustees, administrators, etc.,
                                                                                     should include title and authority.
                                                                                     Corporations should provide full name of
                                                                                     corporation and title of authorized officer
                                                                                     signing the proxy.






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